Exhibit 23.5

CONSENT OF AMERICO DELGADO, P. ENG.

To:	United States Securities and Exchange Commission

Re:	Expert Consent for Annual Report on Form 40-F

Technical reports entitled:

1.	“Technical Report for the Dolores Property, Chihuahua, Mexico – Preliminary Economic Assessment of a Pulp Agglomeration Treatment and Underground Option” dated effective May 31, 2014 relating to the Dolores property;
2.	“Technical Report for the Huaron Property, Pasco, Peru” dated effective June 30, 2014 relating to the Huaron property;
3.	“Technical Report for the Morococha Property, Yauli, Peru” dated effective June 30, 2014 relating to the Morococha property; and
4.	“Technical Report for the San Vincente Property, Potosi Bolivia” dated effective December 31, 2014 relating to the San Vincente property.

(collectively, the “Technical Reports”)

were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Americo Delgado, P. Eng., in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports and other scientific and technical information relating solely to the Corporation by the Corporation in the annual information form of the Corporation, dated March 24, 2016 (the “AIF”) and in the Annual Report on Form 40-F of the Corporation, dated March 24, 2016 (the “40-F”). The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-180494, 333-180495 and 333-206162) and on Form F-10 (File No. 333-195220) of the references to my name and the above mentioned information in the AIF and 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports.

Dated this 24th day of March, 2016.

Signed: “Americo Delgado”
Americo Delgado, P. Eng.